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                                                                    EXHIBIT 99.1

(AASTROM BIOSCIENCE INC. LOGO)
P.O. BOX 376 - ANN ARBOR, MICHIGAN 48106 - PH: 734-930-5555 - Fax: 734-665-0485


For Immediate Release

CONTACTS:   Kris M. Maly or                     Cameron Associates
            Becky Anderson                      Kevin McGrath - Institutions
            Investor Relations Department       Phone:  (212) 245-4577
            Aastrom Biosciences, Inc.           Alyson Nikulicz- Media
            Phone:  (734) 930-5777              Phone: (212) 554-5464

                          STEPHEN G. SUDOVAR ELECTED TO
                  AASTROM BIOSCIENCES' BOARD OF DIRECTORS

ANN ARBOR, MICHIGAN, AUGUST 2, 2005 -- Aastrom Biosciences, Inc. (Nasdaq: ASTM) announced today that Stephen G. Sudovar, former President and CEO of EluSys Therapeutics, Inc. and former President of Roche Laboratories, Inc., has been elected to the Company's Board of Directors effective July 29, 2005.

"We welcome Mr. Sudovar to our Board of Directors with great enthusiasm. In the course of his 30-year career in the health care industry, Mr. Sudovar has demonstrated outstanding leadership in the development and growth of businesses for both large, global companies as well as development stage companies," said
R. Douglas Armstrong, Ph.D., Chief Executive Officer and Chairman of Aastrom. "Mr. Sudovar's board and management experience, along with his medical product marketing expertise should make him an excellent representative for our shareholders, and a key advisor for our officers."

Mr. Sudovar most recently served as President and CEO of EluSys Therapeutics, Inc., a start-up biopharmaceutical company with a pipeline of products in various stages of development. Prior to joining EluSys in 1999, Mr. Sudovar was the President of Roche Laboratories, Inc., a division of Hoffmann La Roche, Inc. While in this position, the company's revenues tripled over a 10-year period, while consistently increasing divisional profit contribution and substantially increasing the company's share of the U.S. market. Before he assumed the duties of President at Roche, Mr. Sudovar held the positions of Senior Vice President, Executive Director of Special Projects at Basel Headquarters (Switzerland), and Vice President and General Manager.

Prior to joining Roche, Mr. Sudovar was the President, CEO and Chairman of Pracon Incorporated, a health care consulting and communications firm he founded and presided over during ten years of profitable growth. Mr. Sudovar holds a B.S. in Marketing and Finance from St. Peter's College, and an M.B.A. from Fairleigh Dickinson University. He is a member of numerous professional organizations, and has published articles on a wide variety of issues related to the field of health care.

ABOUT AASTROM BIOSCIENCES, INC.

Aastrom Biosciences, Inc. (Nasdaq: ASTM) is developing patient-specific products for the repair or regeneration of human tissues, utilizing the Company's proprietary adult stem cell technology. Aastrom's strategic position in the tissue regeneration sector is enabled by its proprietary Tissue Repair Cells
(TRCs), a mix of bone marrow-derived adult stem and progenitor cells, and the AastromReplicell(R) System, an industry-unique automated cell production platform used to produce cells for clinical use. TRCs are the core component of the products Aastrom is developing for severe bone fractures, ischemic vascular disease, jaw reconstruction and spine fusion, with Phase I/II level clinical trials active in the U.S. and EU for some of these indications.

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                                                          Aastrom-Sudovar to BOD
                                                                  August 2, 2005
                                                                          Page 2

For more information, visit Aastrom's website at www.aastrom.com.

This document contains forward-looking statements, including without limitation, statements regarding product development objectives, and market development plans, which involve certain risks and uncertainties. The forward-looking statements are also identified through use of the words "should," and other words of similar meaning. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the results obtained from clinical trial activities, regulatory approval requirements, and the availability of resources. THESE AND OTHER SIGNIFICANT FACTORS ARE DISCUSSED IN GREATER DETAIL IN AASTROM'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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